U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLAREMONT TECHNOLOGIES CORP.

(Name of Small Business Issuer in its charter)

NEVADA

(State or jurisdiction of incorporation or organization)

98-0338263

(I.R.S. Employer Identification No.)

Suite 1250, 800 West Pender Street

Vancouver, British Columbia V6C 2V6.

(604) 880-5555

(Address and telephone number of principal executive offices)

Suite 1250, 800 West Pender Street

Vancouver, British Columbia V6C 2V6.

(Address of principal place of business or intended principal place of business)

Michael A. Cane

2300 West Sahara Avenue

Suite 500 - Box 18

Las Vegas, NV 89102

(702) 312-6255

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as is practicable following filing with the Securities and Exchange Commission.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. N/A

Calculation of Registration Fee

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Title of each . . Dollar . . . . . . Proposed. . . . . Proposed

Class of . . . . . .Amount . . . . .maximum . . . . maximum . . .Amount of

Securities . . . . .to be. . . . . . . .offering . . . . . .aggregate . . . registration

To be . . . . . . . . registered . . . price. . . . . . . . .offering . . . . fee

Registered . . . . . . . . . . . . . . . per unit . . . . . . price

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Common . . . . . 3,100,000 . . .$0.20 . . . . . . . .$620,000 . . . .$163.68

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the price of the last private offering under Regulation S.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statements filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prior to this registration, there has been no public market for the shares of Common. See RISK FACTORS and DESCRIPTION OF SECURITIES. There can be no assurances that an active trading market will continue in the future. Additionally, the Company is still required to maintain certain minimum criteria, of which there can be no assurance (See RISK FACTORS).

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE DILUTION AND RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Shares offered in this Prospectus are being offered by the Security shareholders listed herein.

Item in Form SB-2 Prospectus/Proxy Caption

1 . Front of Registration Statement and Outside Front Cover Page of Prospectus

2. .Inside Front and Outside Back Cover Pages of Prospectus

23 . Changes in and Disagreements with Accountants on Accounting and Financial Disclosure . . 26

SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the US securities laws.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 - 7.

SUMMARY

Claremont Technologies Corp.

Claremont Technologies Corporation (hereinafter referred to as either the "Company", the "Issuer", "we" or "our") was incorporated on September 14, 1999 under the laws of the state of Nevada.

The principal offices are located at Suite 1250, 800 West Pender Street, Vancouver, British Columbia V6C 2V6.

The business plans to develop software programs for wireless networking systems and services that connect people and organizations to information across both local area networks (LANs) and wide area networks (WANs), including the Internet. The Company's Clear Switch computer software programs will be designed as wireless bridging solution management LAN and WAN centers. The Company plans to develop its Internet portal web site which will be used to market its computer software products. Once the Company has completed development of its computer software and Internet portal web site, it plans to market its Clear Switch software to small and medium sized business.

The Company acquired the rights to develop the Clear Switch software on August 20, 2000, from Southern Palm Development Corp.

The Company has only recently commenced the development of the Clear Switch software and has yet to earn any revenues. The Clear Switch software is still in the conceptual stage of development and is not ready for commercial use or sale. The Company has also not started operations of its web site. Accordingly, the business operations are in the start-up phase.

Securities Being Offered Up to 3,100,000 shares of common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares None.

To Be Sold in This Offering

Securities Issued

And to be Issued 5,100,000 shares of common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds The Company will not receive any proceeds from the sale of the common stock by the selling shareholders.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

Risks Related to our Financial Condition and Business Model

If We Do Not Obtain Additional Financing, Our Business Will Fail

As of September 30, 2000, we had cash in the amount of $32,454. Our business plan calls for significant expenses in connection with the development of our Clear Switch software. In addition, we anticipate that revenues from operations will not be realized until sometime after development of our Clear Switch software is complete. Accordingly, we will require additional financing in order to finance this development expense. We do not have any arrangements for financing and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

Market conditions;

Investor acceptance of our business plan; and

Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to develop and market our Clear Switch software, then we will not be able to achieve revenues and our business will fail.

Because We Have Only Recently Commenced Business Operations, We Face A High Risk of Business Failure

We were incorporated in September, 1999. We acquired the rights to develop the Clear Switch software in August 2000. We are presently in the process of commencing development of the computer software that will be required for us to complete our business plan. We have not yet earned any revenues and we will not be able to earn any revenues until development of our computer software and web site is complete. Accordingly, we have no operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

Develop a functioning and marketable software product;

Develop a web site to market our computer software and wireless bridging solution management products and services once development is complete;

Successfully market our wireless bridging solution management products and services once development of our computer software and web site is complete;

Convince potential customers to use our wireless bridging solution management products and services;

Respond effectively to competitive pressures; and

Continue to develop and upgrade our computer software and web site once development is complete in order to remain competitive.

If we are unsuccessful in addressing these risks, our business will most likely fail.

Because We Have Only Recently Commenced Business Operations, We Expect to Incur Operating Losses For The Foreseeable Future

We have never been profitable or made any income whatsoever. As of September 30, 2000, we had an accumulated deficit of approximately $12,631. Prior to completion of our computer software, we anticipate that we will incur increased operating expenses without realizing any revenues from sales. We therefore expect to incur significant losses into the foreseeable future and recognize that if we are unable to generate significant revenues from our planned wireless bridging solution management products and services, we will not be able to achieve profitability or continue operations.

Because We Are A Development Stage Company, Our Business Has A High Risk Of Failure

As noted in our financial statements that are included with this prospectus, we are a development stage company that is currently developing a computer software product. These conditions, as indicated in the audit report of Morgan & Company, Chartered Accountants, raise substantial doubt as to our continuance as a going concern. To date, we have not completed the development of a viable software product and we can provide no assurance that the product we are currently developing will have a commercial application. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of the program and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of the program and attain profitable operations, then our business will fail.

Risks Related to Our Markets and Strategy

If We Are Unable to Develop A Marketable Product, Then Our Business Will Fail

The Clear Switch computer software and portal web site are currently in the development stage. In order to commence sales of our wireless bridging solution management products, we will have to complete the development of the Clear Switch software and our Internet portal web site. We will have to complete testing of both our computer software and our Internet portal web site prior to commencing commercial operations in order to ensure that the software and the web site are functioning properly so that we can market our products to the public. If we are unable to develop a final software products or effectively market the products, we will not be able to earn any revenues. Our failure to earn revenues will cause our business to fail.

If We Are Unable To Hire And Retain Key Personnel, We May Not Be Able To Develop Our Software And Our Business May Fail

Our Business Plan calls for the development of programming code for the Clear Switch software and the development of our Internet portal web site. The completion of these tasks will require that we hire or engage qualified computer programmers and technical personnel who can develop the Clear Switch software as a marketable product. Once development of the product is completed, we will require sales and marketing personnel with experience in the computer software and Internet industries that are capable of implementing a successful marketing plan for the Clear Switch software. These computer programmers, technical personnel and sales and marketing personnel with experience in the computer industry are in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the computer and Internet industries.

Our officers and directors, Mr. John Morita and Mr. Brian Kejser, presently devote only a portion of their business time to the management of our business. There is no assurance that either Mr. Morita or Mr. Kejser will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If Mr. Morita and Mr. Kejser do not devote a sufficient amount of their business time to the management of our business, then our business may fail.

If We Are Not Able To Effectively Respond To Competition, Our Business May Fail

We will face competition from competitors who are presently engaged in the networks systems market which range from large telecommunications equipment companies and well-capitalized computer systems and communications companies to start-up companies focused on certain niches of the networking market. Many competitors are selling software products that perform similar functions to our proposed Clear Switch software. These competitors have completed development of their products and are presently marketing their products. Accordingly, many of these competitors have already established brand-recognition with consumers. We will attempt to compete against these competitors by developing the Clear Switch software to offer features and enhanced performance that exceed the features and performance offered by competing products. However, there is no assurance that the Clear Switch software will outperform competing products or that competitors will not develop new or modified versions of their competing products whose performance equals or exceeds the performance of the Clear Switch software. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market the Clear Switch software at a price that is economically viable. Increased competition could result in:

Lower than projected license fees from sales of our Clear Switch software;

Price reductions and lower profit margins;

Our inability to sell licenses for our Clear Switch software;

Our inability to develop and maintain the Clear Switch software with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Risks Related to this Offering

Because A Small Group Of Existing Stockholders Own a Majority of Our Outstanding Common Stock, Investors May Find That Future Corporate Decisions Are Controlled By This Group

Our directors, executive officers and affiliates beneficially own approximately 39.2% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders.

If A Market For Our Common Stock Does Develop, Our Stock Price May Be Volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

Our ability to complete the development of the Clear Switch software;

Our ability to generate revenues from sales of the Clear Switch software and portal web site;

Our ability to generate brand recognition of the Clear Switch software and Internet portal web site and acceptance by consumers;

Increased competition from competitors who offer competing products; and

Our financial condition and results of our operations.

Further, if our common stock is traded on the Nasdaq over the counter bulletin board, our stock price may be adversely impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We can provide no assurance that our common stock will be traded on the bulletin board.

If Our Stock Price Drops Significantly, We May Become Subject To Securities Litigation That Would Result In A Harmful Diversion Of Our Resources

In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has been brought against that company. Any litigation arising from the volatility in the price of our common stock could have a material adverse effect on our business, financial condition and results of operations.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See Plan of Distribution below.

DILUTION

The common stock be sold will be sold by current shareholders of the issue, and is not being sold by the issue, therefore no information is required under this item.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,100,000 shares of common stock offered through this prospectus. The shares include the following:

1. 3,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on August 31, 2000;

2. 100,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on September 26, 2000.

The following table provides as of November 30, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders.

<table>

<tr>
Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
MarcoBabini 2271 West 13th Ave Vancouver, BC V6K 2S5	228,000	228,000	NIL	NIL
Marshall Bertram 15652 Aster Road Surrey, BC V4a 1Y5	235,000	235,000	NIL	NIL
Frank Mackay #400, 73 Water Street Vancouver, BC V6G 1A1	205,000	205,000	NIL	NIL
WILLIAM CHANG 4275 Lancelot Drive Richmond, BC V7C 4S4	232,000	232,000	NIL	NIL
Ingrid Federation 4524 Main Street Vancouver, BC V5V 3R5	218,000	218,000	NIL	NIL
RAMONA FEDERATION 475 West 41st Avenue Vancouver, BC V5Y 2S6	248,000	248,000	NIL	NIL
PABLO GUGLIELMETTI 9 de Julio 1885, 2000 Rosario Santa Fe, Republica Argentina	242,000	242,000	NIL	NIL
Marlon McLain 3252 West 1st Avenue Vancouver BC	230,000	230,000	NIL	NIL
Scott Opp 1039 Westmount Drive Port Moody, BC V3H 1L1	215,000	215,000	NIL	NIL
Mark Todorovic 3250 West 1st Avenue Vancouver, BC V6K 1H5	236,000	236,000	NIL	NIL
Lance Morginn PO Box 18008 2225 West 41st Avenue Vancouver, BC V6M 4L3	246,000	246,000	NIL	NIL
Don Rogelstad 1006 Ogden Street Coquitlam, BC V3C 3(1	240,000	240,000	NIL	NIL
Tom Stokes 216 1220 Falcon Coquitlam, BC V3E 2E5	225,000	225,000	NIL	NIL
Penny Bertram 15652 Aster Road Surry, BC V4A 7R6	5,000	5,000	NIL	NIL
Jordan Buck 11671 Astec Street Richmond, BC V6X 1H9	6,500	6,500	NIL	NIL
Pamela Buck 11671 Astec Street Richmond, BC V6X 1H9	5,500	5,500	NIL	NIL
Albert Charron 13 23386 70A Avenue Langley, BC V2y 2J2	5,000	5,000	NIL	NIL
Omar Dahlia 10691 Bissett Drive Richmond, BC V7A 4K8	3,500	3,500	NIL	Nil
Diane Eden 5718 132A Street Surrey, BC	7,000	7,000	NIL	NIL
Andrew Evans 3937 West 36th Avenue Vancouver, BC V6N 2S7	7,500	7,500	NIL	NIL
Werner Hagmayer 12780 20a Ave. Surrey, BC Canada V4A 7R5	6,000	6,000	NIL	NIL
Sarah Hofman 11786 Alderwood Crescent Delta, BC Canada V4E 3E6	1,000	1,000	NIL	NIL
Garry Mackinnon 2189 Ocean Forest Drive Surrey, BC Canada	1,500	1,500	NIL	NIL
Michelle MacKinnon 2189 Ocean Forest Drive Surrey, BC Canada	2,500	2,500	NIL	NIL
Judith Mason 109-1770-128 St. Surrey, BC V4A 8V1	4,500	4,500	NIL	NIL
Joshua Morita 5785 Agronomy Road Vancouver, BC V6T 1L9	5,000	5,000	NIL	NIL
Ken Ralfs #42-3495 River Road West Ladner, BC V4K 4Y9	3,000	3,000	NIL	Nil
Christina Robertson 13425 20A Ave. Surrey, BC V4A 9N8	6,000	6,000	NIL	Nil
Irmi Schope 12780-20th Ave. Surrey, BC V4A 7R6	7,500	7,500	Nil	Nil
Darren Silvester $505-706 Queanns Ave. New Westminster, BC	5,000	5,000	NIL	NIL
Greg Smith 5785 Agronomy Road Vancouver, BC V6T 1L9	7,500	7,500	NIL	NIL
Sheila Tait 13008-13th Ave. White Rock, BC	2,500	2,500	NIL	NIL
Dwayne Yaretz 959 Homer Vancouver, BC	8,000	8,000	NIL	NIL

</table>

Except as otherwise noted in the list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in the table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,100,000 shares of common stock outstanding on November 30, 2000.

Other than Mrs. Christina Robertson, none of the selling shareholders or their beneficial owners:

has had a material relationship with the company other than as a shareholder at any time within the past three years; or

has ever been an officer or directors of the company or any of its predecessors or affiliates.

Mrs. Christina Robertson is the beneficial owner of Southern Palm Development Corp. We acquired the rights to develop our Clear Switch software from Southern Palm Development Corp. in consideration for a purchase price of $18,000. See below under Organization Within Last Five Years. Mrs. Robertson is the owner of 6,000 shares of our common stock.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;

2. In privately negotiated transactions;

3. Through the writing of options on the common stock;

4. In short sales; or

5. In any combination of these methods of distribution.

The sales price to the public may be:

1. The market price prevailing at the time of sale;

2. A price related to such prevailing market price; or

3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of November 2, 2000 are as follows:

Directors:

Name of Director . . . . . . . . . Age

---------------------- . . . . . . . . .-----

John Morita . . . . . . . . . . . . . .53

Brian Kejser. . . . . . . . . . . . . 28

Executive Officers:

Name of Officer . . . . . . . . . Age . . . . .Office

-------------------- . . . . . . . . . ----- . . . . . -------

John Morita . . . . . . . . . . . . . 53 . . . . . .President and Chief Executive Officer

Brian Kejser . . . . . . . . . . . . 28 . . . . . .Secretary, Treasurer and Chief Financial Officer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. John Morita is our president and chief executive officer and is a member of our board of directors. Mr. Morita was appointed to our board of directors and president and CEO on September 14, 1999. Mr. Morita is a certified general accountant and presently is a principal and senior officer of North American Mortgage Corporation, a private mortgage lending and real estate development company. He is also presently a principal and senior office of Biota Natural Products Inc. and Biota Control Inc. which are involved in the manufacture and distribution of fine chemicals. All companies are based in Vancouver, British Columbia.

Mr. Morita is a director of Clipclop.com , a company traded on the OTC Bulletin Board. Mr. Morita joined Clipclop.com in February, 1997. Mr. Morita Served as Chief Financial Officer and Secretary of Fortuna Resources Inc. from June, 1996 to March, 1998 and Morena Ventures Inc. from April,1996 to March, 1998. Both companies trade on the Canadian Venture Exchange. Mr. Morita served as Controller and Manager of Investor Relations for Columbia Fuels Inc. from November, 1994 to March 1996 and a predecessor company, American Power and Waste Management Ltd. from March, 1994 to November, 1995.

Mr. Brian Kejser is our secretary, treasurer and chief financial officer and is a director of the Company. Mr. Kejser was appointed to our board of directors on September 14, 1999. Mr. Kejser is a software and systems engineering consultant and is currently employed by Data Bit Software Solutions Ltd. as a senior consultant and has held such position since June 1998. Data Bit Software Solutions Ltd. is in the business of data technology and computer application development services. Mr. Kejser was employed by Ames Safe Air Products from July, 1996 to May, 1998 as a software developer. Mr. Kejser received a Bachelors of Science degree from the University of British Columbia in May, 1996.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November 30, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

The percent of class is based on 5,100,000 shares of common stock issued and outstanding as of November 30, 2000.

<table>

<tr>

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common	John Morita Director, President & Chief Executive Officer 145 West 44th Avenue Vancouver, BC V5Y 2V3	2,000,000 shares	39.2%
Common	All Officers and Directors as a Group: 1 person	2,000,000 shares	39.2%

</table>

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November 30, 2000, there were 5,100,000 shares of our common stock issued and outstanding that were held by approximately thirty-four (34) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, British Columbia, audited our financial statements and presented their report with respect to the audited financial statements. Morgan & Company's report was given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on September 14, 1999 under the laws of the state of Nevada. We acquired the rights to develop "Clear Switch" software on August 20, 2000 from Southern Palm Development Corp., in consideration for a purchase price of $18,000.

Mrs. Christina Robertson, one of our shareholders, beneficially owns Southern Palm Development Corp.

Mr. John Morita, our president and a director and chief executive officer, and Mr. Brian Kejser, our secretary and treasurer and a chief financial officer, have been our sole promoters since our inception. Other than the purchase of their stock, neither Mr. Morita nor Mr. Kejser has entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Morita has acquired 2,000,000 shares of our common stock at a price of $0.001 US per share. Mr. Morita paid a total purchase price of $2,000 for his shares. Mr. Morita purchased these shares effective August 4, 2000.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

As stated above, we were incorporated on September 14, 1999 under the laws of the state of Nevada. We acquired the rights to develop "Clear Switch" software on August 20, 2000 from Southern Palm Development Corp., in consideration for a purchase price of $18,000.

BUSINESS OF ISSUER

Our business plan is to develop wireless networking systems and services that connect people and organizations to information across both local area networks (LANs) and wide area networks (WANs), including the Internet. The Clear Switch computer software programs will be designed to provide wireless bridging solution management to LAN and WAN centers. We plan to develop our Internet portal web site which will be used to market our computer software products and services. Once we have completed development of our computer software and Internet portal web site, we plan to market our Clear Switch software to small and medium sized business.

We have only recently commenced the development of the Clear Switch software and we have yet to earn any revenues. The Clear Switch software is still in its conceptual stage of development and is not ready for commercial use or sale. We have also not started operations of our web site.

Industry Background

1. Internet Infrastructure Market

Major advances in networking, computing and software have increased the number of value of communication tools. The Internet infrastructure market, provides solutions for transporting data, voice, and video traffic across intranets, extranets, and the Internet. The market is characterized by rapid growth and converging technologies. The rapid adoption of new communication tools, combined with the significant expansion of the electronic marketplace for goods and services has resulted in a change in the way enterprises operate and interact with customers, suppliers, partners and employees.

2. Wireless Networking

Networking is a multi-billion dollar global market whose growth is spurred by the belief that the Internet is changing the way we conduct business. Networking comprises hardware and software solutions that link computer networks so that people have easy access to information without regard to differences in time, place or type of computer system. Enterprises in the networking market provide end-to-end networking solutions to help their customers improve productivity and gain a competitive advantage by providing a common technical architecture that allows network services to be consistently provided to all users on the network. Our Business Plan targets a small segment of this market which emphasizes wireless networking and focuses on software solutions.

3. Our Market Opportunity

We believe that there will be a strong demand among small and medium sized business that wish to utilize wireless networking products which enable businesses to use software licensed to them through their own computer servers. The more traditional networking solutions involve the purchase of computer hardware and licensing arrangements with suppliers of networking products.

Development of the Clear Switch Software

Our business plan is to develop the Clear Switch software as a package that will be designed to enable users to monitor and manage data, voice, and video traffic across intranets and the Internet by means of wireless networks. The software will facilitate the use of networking systems without the necessity of expensive computer hardware.

Our plan is to design the Clear Switch software with the following capabilities:

The Clear Switch software will operate on both Windows 95, Windows 98, Windows 2000 and Linex operating systems;

The Clear Switch software will be designed to provide wireless bridging and router solutions to remote Servers;

The Clear Switch software will facilitate the transmission of data, voice, and video traffic;

The Clear Switch software will provide network management and monitoring tools.

We also plan to develop our web site at "www.claremontwireless.com" in order to market our Clear Switch software. We will design our web site to provide our customers with useful information about our products.

We anticipate that upon development, we will have to continually upgrade and refine the Clear Switch software in order that the software:

Evolves with the needs of the marketplace;

is able to operate on upgraded operating systems;

is competitive with products introduced by competitors.

Market for the Clear Switch Software

Our objective is to earn revenues from sales of licenses for the use of the Clear Switch software.

Small/Medium-Sized Businesses

We anticipate our potential customers will be small to medium sized businesses with less than 250 employees that have a need for networks of their own, as well as connection to the Internet and to business partners. Due to the size of these organization, this customer base generally have limited expertise in networking technology and will require products that are affordable and easy to install and use.

We anticipate that our software will be purchased by:

small to medium sized enterprises that utilize any size of information technology system;

Internet marketing service providers;

electronic commerce users and facilitators;

website development businesses generating web traffic;

internet service providers

Marketing

Our objective will be to commence marketing of the Clear Switch software upon completion of it's development. Our marketing strategy is proposed to include the following elements:

A banner-advertising program in which we would pay for advertising of the Clear Switch software on Internet web sites where we feel exposure would help to increase sales of the Clear Switch software.

Registration of web address with well know search engines and directories;

An e-mail program whereby advertisements for our Clear Switch software would be delivered to potential customers, including Internet service providers, web site development firms and computer programmers and electronic commerce businesses.

Operations

The development of our Clear Switch software is currently in the conceptual stage of its development. We have not commenced operations or development in any form. We plan to commence development of the Clear Switch software once financing is obtained. We have not completed the development of our www.Claremont.com web site that will be used to market our Clear Switch software. Our plan is to complete development of our web site once the development of the Clear Switch software has been completed and we are ready to market the Clear Switch software.

Competition

We will participate in a highly volatile industry characterized by vigorous competition for market share as well as rapid product and technology development and maturation. The infrastructure networking market is dominated by companies such as Cisco, Lucent and Nortel. We believe we will also be competing with start-ups and young companies such as Corinex and Karlnet.

We will compete with existing competitors both on the basis of price and brand recognition. Existing competitors who have already completed development of their software products may be able to market their competing products at lower prices than we are able to market the Clear Switch software. In addition, existing competitors have developed brand recognition with consumers, thereby making it more difficult for our product to gain consumer acceptance. The presence of these and other established competitors could adversely affect our ability to successfully implement our business plan and achieve sales of our software. If we are not successful in implementing our business plan, then our business will fail.

We have limited financial, marketing, technical and other resources that are necessary to implement our business plan. Many of our current and potential competitors have significantly greater financial, marketing, technical and other resources than we do. Our competitors may be able to devote greater resources to the development, promotion and sale of competing software and web sites. In addition, our competitors may be able to offer the software we are planning to develop at prices that are below the prices offered by us or which may even be free.

Government Regulation

Our business plan is premised upon continued growth in the use of the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services which may slow the growth and development of the market for Internet commerce. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet and reduce reliance on products such as the Clear Switch Software which will have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet or wireless communications. However, the legal and regulatory environment that pertains to the Internet and the transmission of data with the use of wireless networks are uncertain and may change. New and existing laws may cover issues that include:

Changing of national and international standards, requirements and protocols;

Health risks associated with wireless transmissions;

User privacy;

Pricing controls;

Characteristics and quality of products and services;

Consumer protection;

Cross-border commerce;

Claims based on the nature and content of Internet materials.

These new laws may impact our ability to market and sell Clear Switch software in accordance with our business plan.

We may have to qualify to do business in other jurisdictions. If we make sales of our Clear Switch software, we anticipate that sales and our customers will be in multiple states and foreign countries. As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our business.

Internal Operations

We anticipate that we will build an internal Internet service provider infrastructure in order to support the marketing of our Clear Switch software through our web site. In addition, we will develop a local area network for our computer and network operations that will consist of:

An internal computer network with a high speed internet connection;

Workstations for full-time and contract staff;

Testing software and a server for all systems;

Meeting rooms, sales materials and sales equipment; and

A response team for client support/training and product development.

Employees

We presently have no full-time employees and two part-time employees. Our part-time employees include Mr. John Morita, our president and chief executive officer, and Mr. Brian Kejser, our secretary, treasurer and chief financial officer. We plan to conduct our business primarily through agreements with consultants and arms-length third parties.

We anticipate that much of the development of our business will be project based. Accordingly, our management believes that hiring a number of fulltime internal people is not an effective use of our resources. We plan to limit full-time employment positions to:

Mr. John Morita, our president and chief executive officer;

Mr. Brian Kejser, our secretary, treasurer and chief financial officer;

A chief technical officer to oversee all technical issues;

A production manager to oversee the development of the software;

A development project manager to oversee the development of the web site portal;

An office manager to provide administration support;

A website/network administrator to run the website and computers; and

A marketing manager to oversee the marketing/advertising efforts.

Other part-time and contract people may be required to provide assistance to these roles.

Research and Development Expenditures

We have not expended any money on research and development. We have spent $15,000 on expenses associated with the acquisition of the rights to develop our Clear Switch software and the www.claremontwireless.com web site address.

REPORTS TO SECURITY HOLDERS.

The Company not required to provide annual reports to security holders.

Upon filing of this Form SB-2, the Company will be subject to the reporting requirements of the Securities and Exchange Commission ("SEC") and will file reports including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14. The Company will provide or copy of the Form 10-K to its shareholders on our annual basis.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the address of that since is http://www.sec.gov.

PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to our obtaining financing for the development and marketing of our Clear Switch software and portal web site:

Hire key management personnel;

Complete the development of the Claremont Internet web portal site;

Complete the development of our Clear Switch Software;

Commence marketing of our Clear Switch Software;

The anticipated cost and projected time to complete each of these elements of our plan of operations are discussed below:

Software Development

We anticipate that this development will be completed by June, 2001. We anticipate that the development costs will be approximately $604,000 and will consist primarily of payments to consultants for programming and software development services. We plan to hire an external software development firm to develop this software rather than complete development ourselves.

Development of our Internet Portal Web Site

We plan to commence development of our Internet portal web site slightly before completion of our computer software. We anticipate that our web site will be fully operational by March, 2001. We anticipate that the development expenses for this web site will be approximately $139,500.

Marketing

We plan to undertake an advertising and marketing campaign once the development of our computer software and portal web site is complete. We anticipate that initial marketing expenses for the first year will be approximately $141,000. We anticipate that this marketing campaign would be designed by a outside marketing consulting firm.

Employees and Consultants

Our full-time employment positions will be limited to John Morita, our president, and a software development project manger, an office manager and a marketing manager. We will contract with third party consultants for the development of our computer software, our web site and on-line domain name registration business. We project that the cost of these employees and consultants over the next twelve months will total approximately $589,400.

Working Capital Requirements

In addition to the above expenses, we will incur additional expenses on account of our overhead and administrative requirements. These costs will include fees payable for professional legal and accounting services. We anticipate spending approximately $66,800 on these expenditures over the next twelve months.

Commencement of Revenues

We anticipate we will first achieve revenues in August 2001, provided that we can implement our plan of operations in the anticipated timetable. As discussed below, we presently do not have sufficient funds to complete our plan of operations and we can provide no assurance that we will be able to complete our plan of operations.

Requirement of Financing to Implement Our Business Plan

We anticipate that we will be spending approximately $1,700,000 over the next twelve month period in pursuing our stated plan of operations. Of these expenditures, we anticipate that $743,500 will be spent in the next six months. Our cash position as of September 30th, 2000 was $32,452. Accordingly, we will require additional financing in order to pursue our plan of operations and our business plan.

We anticipate that if we are successful in completing a financing, the financing would be an equity financing through the sale of our common stock. We do not have any arrangement in place for any debt or equity financing. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan for the development and marketing of the Clear Switch software. Due to our lack of operating history and present inability to generate revenues, there currently exists substantial doubt about our ability to continue as a going concern.

Our actual expenditures and business plan may differ from this plan of operations. Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

We anticipate incurring continuing operating losses for the foreseeable future. We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing the development of our software and website and do not anticipate earning any revenues until sometime next year. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

our ability to develop a commercially marketable computer software program with the features and functionality sought by our potential customers;

our ability to successfully market our Clear Switch computer software to potential customers;

the introduction and availability of competing products by competitors.

We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

We do not own or lease any real property. Our principal executive offices are located in property rented at Suite 1250, 800 West Pender Street, Vancouver, British Columbia V6C 2V6. Our telephone number is (604) 880-5555. We pay for our office expenses at this location at a rate of US$1000 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of our directors or officers;

Any person proposed as a nominee for election as a director;

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

Any of our promoters;

Any relative or spouse of any of the foregoing persons who has the same house as such person.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had thirty-four (34) registered shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock will be available for resale to the public after August 2, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 51,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, all of the 2,000,000 shares which may be sold pursuant to Rule 144 after August 2, 2001 are held by persons who are our affiliates.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The has been no compensation awarded to, earned by, or paid to our executive officers by any person for services rendered in all capacities to us for the fiscal period ended September 30, 2000

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended September 30, 2000. We have also not granted any stock options to the executive officers since September 30, 2000.

Employment Agreements

We are a party to an executive consultant agreement with Mr. John Morita, our president, chief executive officer and a director dated October 1st, 2000. The executive consulting agreement has a term of one year. Mr.Morita provides his services to us on a part-time basis in consideration for a consulting fee equal to $1,000 per month. The consulting fee will increase to $5,000 per month in the event that we obtain aggregate financing in the amount of $1,500,000 during the term of the executive consulting agreement.

We do not have an employment or consultant agreement with Mr. Brian Kejser, our secretary, treasurer, chief financial officer and a director. We do not pay any consulting fee or salary to Mr. Kejser.

FINANCIAL STATEMENTS

Index to Financial Statements attached hereto as an Exhibit:

1. Auditors' Report;

2. Comments by Auditors for US Readers;

3. Audited Financial Statements for the period ending September 30, 2000, including:

a. Balance Sheet

b. Statement of Changes in Shareholder Deficiency

c. Statement of Operations

d. Statement of Cash Flow

e. Summary of Significant Accounting Policies

f. Notes to Financial Statements

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company, except by reason of the fact that such officer is or was a director of our company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

SEC Registration Fee . . . . . . . . . . . . . . .$ 163.68

Transfer Agent Fees . . . . . . . . . . . . . . . .$ 1,000.00

Accounting fees and expenses . . . . . . . .$ 4,000.00

Legal fees and expenses . . . . . . . . . . . . $13,000.00

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . --------------

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . $18,163.68

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,000,000 shares of common stock on August 4, 2000 to Mr. John Morita. Mr. Morita is a director of our company. Mr. Morita is our president and chief executive officer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.001 per share, for total proceeds of $2,000. The 2,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.01 per share to a total of 13 purchasers on August 31, 2000. The total amount received from this offering was $30,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 100,000 common shares at a price of $0.20 per share to a total of 20 purchasers pursuant to Regulation S of the Securities Act on September 26, 2000. The total proceeds realized from this offering were $20,000. Each purchaser represented that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

EXHIBIT

NUMBER . . . DESCRIPTION

--------------------------------

2.1 . . . . . . . . .Purchase Agreement

3.1 . . . . . . . . Articles of Incorporation

3.2. . . . . . . . By-Laws and Amended By-Laws

5.1 . . . . . . . Opinion of Parsons Law Firm, with consent to use

10.1 . . . . . . Acquisition Agreement dated August 20, 2000 between the Company and Southern Palm Development Corp.

10.1(i) . . . . Executive Consulting Agreement between the Company and John Morita

23.1 . . . . . .Consents of Counsel and Auditors

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 18, 2000.

CLAREMONT TECHNOLOGIES CORP.

By: /s/ John Morita

John Morita, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated.

By: /s/ John Morita

John Morita, President

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Morita, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE CAPACITY IN WHICH SIGNED DATE

President and Chief Executive November 30, 2000

/s/ John Morita Officer, or Principal Executive

John Morita Officer and Director

Chief Financial Officer, or Principal November 30, 2000

/s/ Brian Kejser Financial/Accounting Officer,

Brian Kejser Secretary, Treasurer and Director